   UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

 PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 1, 2012

KENNETH COLE PRODUCTIONS, INC.

 (Exact name of registrant as specified in its charter)

Commission File Number 1-13082

New York

13-3131650

(State or other jurisdiction of

I.R.S. Employer

incorporation)

Identification Number)

603 West 50th Street, New York, NY 10019

(Address of principal executive offices)(Zip code)

Registrant’s telephone number, including area code (212) 265-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Disclosure of Results of Operations and Financial Condition.

On August 1, 2012, Kenneth Cole Productions, Inc. (the “Company”) issued a press release announcing the Company’s results for the second quarter ended June 30, 2012.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

99.1 Press Release dated August 1, 2012

Limitation on Incorporation by Reference

In accordance with General Instructions B.2 on Form 8-K, the information in this report (including the exhibit) is furnished pursuant to Item 2.02 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities of that Section, unless we specifically incorporate it by reference in a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.  The filing of this Current Report on Form 8-K is not an admission as to the materiality of any information in this report that is required to be disclosed solely by Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kenneth Cole Productions, Inc.

Registrant

Dated:  August 2, 2012

By:     /s/ DAVID P. EDELMAN

Name: David P. Edelman

Title:   Chief Financial Officer

(Principal Financial and Accounting Officer)

Exhibit Index

Description

Exhibit No.  99.1

Press Release dated August 1, 2012

Company Contact:	Investor Relations Contact:
David Edelman	James R. Palczynski
Chief Financial Officer	Principal
Kenneth Cole Productions, Inc.	Integrated Corporate Relations, Inc.
(212) 265-1500	(203) 682-8229

--Kenneth Cole Productions Reports Second Quarter 2012 Results--

New York, New York, August 1, 2012 / PR Newswire - Kenneth Cole Productions, Inc. (NYSE:  KCP) today reported financial results for the second quarter ended June 30, 2012.  The Company reported a loss per fully-diluted share for the period of $(0.20) versus net income per share of $0.03 in the year-ago period.  On a non-GAAP basis, after adjusting for (i) costs associated with the proposed acquisition of the Company by a group led by Mr. Kenneth D. Cole and (ii) one-time transition costs relating to changing distribution centers described below, the Company’s adjusted net loss per fully-diluted share for the second quarter was $(0.03).

Net revenues in the second quarter were $97.3 million versus the year-ago level of $102.2 million.  Wholesale revenues decreased 3.3% to $50.3 million versus the year-ago period primarily from private label footwear and Reaction handbags.  Consumer Direct revenues decreased 6.1% to $37.2 million versus the year-ago period due to the operation of two fewer stores and a comparable store sales decline of 2.7%.  Licensing revenues in the second quarter declined 7.8% to $9.8 million versus the prior year’s level due principally to the transition of the women’s apparel business to an in-house operation from a licensing model and the resetting of contractual minimum royalties of a licensee.

Gross profit, as a percentage of revenues, was 40.6% for the second quarter ended June 30, 2012, unchanged from the year-ago period.

Selling, general and administrative expenses (“SG&A”) in the quarter were $43.7 million, or 44.9% of revenues, versus $40.4 million, or 39.6% of revenues, in the year-ago period.  In the current quarter, the Company incurred certain charges for transition costs to a new distribution center as a result of one of its third-party logistics operator’s insolvency, as well as professional service costs in connection with the proposed acquisition of the Company by a group led by Mr. Kenneth D. Cole.  Excluding these one-time items adjusted SG&A in the second quarter was $39.7 million, or 40.8% of revenues versus 39.6% in the year-ago period.

The net loss for the second quarter was $(3.7) million or $(0.20) per fully diluted share versus income of $0.6 million or $0.03 per fully diluted share in the prior year’s quarter.  Excluding the two items described in the previous paragraph, the adjusted loss per fully diluted share would have been $(0.03) for the second quarter as compared to adjusted earnings per fully diluted share of $0.04 in the year-ago period.

The Company noted that due to losses in prior periods, it did not provide for any federal income tax (benefit)/expense in its (loss)/earnings per share calculations.

The Company ended the quarter with $49.0 million in cash and no long-term debt.  Inventory increased 20.3% to $49.7 million versus the prior year’s level of $41.3 million.

Presentation of Financial Information

In addition to providing financial results and guidance in accordance with GAAP, the Company has provided non-GAAP adjusted earnings per share information for the quarter ended June 30, 2012.  This non-GAAP financial information is provided to enhance the user's overall understanding of the Company's current financial performance.  Specifically, the Company believes the non-GAAP adjusted results provide useful information to both management and investors by excluding charges that the Company believes are not indicative of the Company's core operating results.  The non-GAAP financial information should be considered in addition to, not as a substitute for or as being superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP.  A reconciliation of this non-GAAP information to the Company's actual and expected results is included in the financial tables of this press release.

About Kenneth Cole Productions, Inc.

Kenneth Cole Productions, Inc. designs, sources, and markets a broad range of footwear, handbags, apparel and accessories under the brand names Kenneth Cole New York; Kenneth Cole Reaction; Unlisted; and Le Tigre, as well as footwear under the proprietary trademark Gentle Souls.  The Company has also granted a wide variety of third party licenses for the production of men's, women's and children's apparel as well as fragrances, watches, jewelry, eyewear, and several other accessory categories.  The Company's products are distributed through department stores, better specialty stores, company-owned retail stores and its e-commerce website.  Further information can be found at http://www.kennethcole.com/.

Forward Looking Statement Disclosure

The statements contained in this release, which are not historical facts, may be deemed to constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  Actual future results might differ materially from those projected in such statements due to a number of risks and uncertainties, including but not limited to, demand and competition for the Company's products, the ability to enter into new product license agreements or to renew or replace existing product licensee agreements, changes in consumer preferences or fashion trends, delays in anticipated store openings, and changes in the Company's relationships with retailers, licensees, vendors and other resources.  The forward looking statements contained herein are also subject to other risks and uncertainties that are described in the Company's reports and registration statements filed with the Securities and Exchange Commission.

Kenneth Cole Productions, Inc.

(unaudited)

(In thousands, except	Quarter Ended		Six Months Ended
per share & outstanding share amounts)
	06/30/12	06/30/11	06/30/12	06/30/11

Net sales	$87,540	$91,643	$195,221	$199,339

Royalty Revenue	9,778	10,602	18,937	20,379

Net revenues	$97,318	$102,245	$214,158	$219,718

Gross profit	39,533	41,496	82,683	83,167

Selling, gen’l & administrative expenses	39,700	40,441	85,861	86,746
Distribution center transition and proposed transaction costs	3,856	—	4,401	—
Store closing and severance costs	127	—	378	12,482
Total Operating Expense	43,683	40,441	90,640	99,228

Operating (loss) income	(4,150)	1,055	(7,957)	(16,061)

Deferred compensation plan investment (loss)/gain	(645)	—	1,071	—
Interest & other income, net	32	73	64	120
Investment impairment	(24)	(376)	(32)	(376)
Total Interest & Other (Expense) Income	(637)	(303)	1,103	(256)

(Loss) Income before taxes	(4,787)	752	(6,854)	(16,317)

Income tax (benefit) expense	(1,092)	173	(1,279)	306

Net (loss) income	$(3,695)	$579	$(5,575)	$(16,623)

Net (loss) income per share:Basic	$(0.20)	$0.03	$(0.30)	$(0.91)

Net (loss) income per share:Diluted	$(0.20)	$0.03	$(0.30)	$(0.91)

Average shares outstanding:Basic	18,364,000	18,296,000	18,285,000	18,268,000

Average shares outstanding:Diluted	18,364,000	18,581,000	18,285,000	18,268,000

Balance Sheet Data:	06/30/12	06/30/11
Cash & Cash Equivalents	$48,969	$56,247
Accounts Receivable, Net	33,703	35,785
Inventory	49,736	41,329
Total Assets	234,056	246,077
Working Capital	93,749	75,362
Accounts Payable & Accrued Expenses	34,674	46,904
Long-term Debt	—	—
Total Shareholders’ Equity	142,821	130,537

Kenneth Cole Productions, Inc.

(unaudited)

•

As required by the Securities and Exchange Commission Regulation G, the following table contains information regarding the non-GAAP adjustments used by the Company in the presentation of its financial results.

(In thousands, except	Quarter Ended
per share & outstanding share amounts)
	06/30/12	06/30/11

Net (loss) income, as reported	$(3,695)	$579

Income tax (benefit) expense, as reported	(1,092)	173

(Loss) income before taxes, as reported	(4,787)	752

Proposed transaction charges	1,925	—
Warehouse transition charges	1,931	—
Investment impairment	24	376
Total Other Charges	3,880	376

Adjusted (Loss) income before taxes	(907)	1,128

Adjusted Income tax (benefit) expense *	(354)	440

Adjusted Net (loss) income	(553)	688

Net (loss) income per share: Basic, as reported	$(0.20)	$0.03

Other Charges per share: Basic	(0.17)	0.01

Adjusted Net (loss) income per share: Basic	$(0.03)	$0.04

Net (loss) income per share: Diluted, as reported	$(0.20)	$0.03

Other Charges per share: Diluted	(0.17)	0.01

Adjusted Net (loss) income per share: Diluted	$(0.03)	$0.04

Average shares outstanding:Basic	18,364,000	18,296,000

Average shares outstanding:Diluted	18,364,000	18,581,000

* Assumes a 39% tax rate